UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

FirstEnergy Corp. (Company) held its Annual Meeting of Shareholders on May 20, 2014 in Akron, Ohio. Reference is made to the Company's 2014 Proxy Statement filed with the Securities and Exchange Commission on April 1, 2014, for more information regarding the items set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Item 1 - The following persons (comprising all the nominees for the Board of Directors) were elected to the Company's Board of Directors for a term expiring at the Annual Meeting of Shareholders in 2015 and until their successors shall have been elected:

	Number of Votes
	For	Withheld	Broker Non-Votes

Paul T. Addison	301,178,991	8,527,799	54,550,803
Anthony J. Alexander	300,897,874	8,808,916	54,550,803
Michael J. Anderson	301,858,026	7,848,764	54,550,803
William T. Cottle	301,224,194	8,482,596	54,550,803
Robert B. Heisler, Jr.	297,662,373	12,044,417	54,550,803
Julia L. Johnson	300,442,872	9,263,918	54,550,803
Ted J. Kleisner	297,796,053	11,910,737	54,550,803
Donald T. Misheff	302,083,580	7,623,210	54,550,803
Ernest J. Novak, Jr.	301,177,624	8,529,166	54,550,803
Christopher D. Pappas	298,125,743	11,581,047	54,550,803
Catherine A. Rein	296,412,750	13,294,040	54,550,803
Luis A. Reyes	301,884,588	7,822,202	54,550,803
George M. Smart	299,763,750	9,943,040	54,550,803
Wes M. Taylor	297,639,606	12,067,184	54,550,803

Item 2 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, for the 2014 fiscal year. There were no broker non-votes for this item. Item 2 was approved and received the following vote:

Number of Votes
For	Against	Abstentions
356,914,960	4,913,969	2,428,664

Item 3 - Advisory vote to approve named executive officer compensation. Item 3 was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
280,601,407	23,003,757	6,101,008	54,550,803

Item 4 - Shareholder Proposal: Adoption of a Specific Performance Policy. A shareholder proposal requesting that the Compensation Committee of the Board of Directors (Compensation Committee) adopt a policy regarding certain equity compensation plans to require shareholder approval of quantifiable performance metrics, numerical formulas and payout schedules for at least a majority of future awards to the named executive officers of the Company. The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
24,774,736	279,898,285	5,033,151	54,550,803

Item 5 - Shareholder Proposal: Retirement Benefits. A shareholder proposal requesting that the Board of Directors seek shareholder approval for any future extraordinary retirement benefits for senior executives and requesting that the Board of Directors implement such policy in a manner that does not violate any existing employment agreements or vested pension benefits. The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
106,059,914	198,914,184	4,731,591	54,550,803

Item 6 - Shareholders Proposal: Vesting of Equity Award Policy. A shareholder proposal requesting that the Board of Directors adopt a policy that, in the event of a change of control of the Company, there shall be no acceleration of vesting of any future equity award to a senior executive, provided, however, that the Compensation Committee may provide that any unvested award may vest on a partial, pro rata basis up to the day of termination. The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
76,387,164	228,413,103	4,905,422	54,550,803

Item 7 - Shareholder Proposal: Director Election Majority Vote Standard. A shareholder proposal requesting the Board of Directors initiate the appropriate process to amend the Company's Articles of Incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders with a plurality vote standard retained for contested director elections. The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
138,256,965	166,828,281	4,620,443	54,550,803

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2014

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

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